Exhibit 10.12
MANAGEMENT STOCKHOLDER’S AGREEMENT
          This Management Stockholder’s Agreement (this “Agreement”) is entered into as of November 17, 2006 between HCA Inc., a Delaware corporation (the “Company”), and the undersigned person (the “Management Stockholder”) (the Company and the Management Stockholder being hereinafter collectively referred to as the “Parties”). All capitalized terms not immediately defined are hereinafter defined in Section 8(b) of this Agreement.
          WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of July 24, 2006 (the “Merger Agreement”), by and among Hercules Holding II, LLC, a Delaware limited liability company (“Hercules Holding”), Hercules Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Hercules Holding (“Merger Sub”) and the Company, and subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will on the Closing Date merge with and into the Company (the “Merger”), with the Company surviving the Merger;
          WHEREAS, in connection with the Merger, each of Bain Capital Fund IX, L.P., KKR Millennium Fund L.P., KKR 2006 Fund L.P. and ML Global Private Equity Fund, L.P. (collectively, the “Investors”) are contributing certain funds to Hercules Holding in exchange for membership interests representing, as of the Closing Date, [•]% of the issued and outstanding membership interests of Hercules Holding (such percentage, as adjusted from time to time to reflect the Investors’ then current ownership percentage in Hercules Holding, the “Investors HoldCo Ownership Percentage”);
          WHEREAS, as a result of the Merger and after giving effect to the issuance of all Rollover Stock and Purchased Stock (in each case as defined below) in connection therewith, as of the Closing Date, Hercules Holdings will own, beneficially and of record, [•]% of the issued and outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (such percentage, as adjusted from time to time to reflect the then current ownership percentage of Hercules Holding in the Company, the “HoldCo Company Ownership Percentage”);
          WHEREAS, in connection with the Merger, the Management Stockholder has been selected by the Company (i) to exchange certain shares of common stock of the Company owned immediately prior to the Effective Time for new shares of Common Stock (the “Rollover Stock”) pursuant to an Exchange and Purchase Agreement entered into between the Management Stockholder and Hercules Holding (the “Exchange Agreement”), which exchange the Parties intend for U.S. federal income tax purposes to be treated as an exchange of shares by the Management Stockholder in a transaction described in section 1036 and/or section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, in which no gain or loss is recognized by the Management Stockholder; (ii) to exchange all or a portion of the Management Stockholder’s options to purchase shares of common stock of the Company outstanding prior to the effective time of the Merger for fully-exercisable options to purchase Common Stock after the Merger (the “Rollover Options”) pursuant to the terms of the Company’s current option plan under which the options were issued (the “Pre-Merger Plans”), as adjusted pursuant to the Option Rollover Agreement to be entered into between the Management Stockholder and the Company (the “Option Rollover Agreement”); (iii) to be permitted to transfer to the Company cash in exchange for shares of Common Stock (the “Purchased Stock”); and/or (iv) to receive options to purchase shares of Common Stock (the

“New Options” and together with the Rollover Options, the “Options”) pursuant to the terms set forth below and the terms of the 2006 Stock Incentive Plan for Key Employees of HCA Inc. and its Affiliates (the “Option Plan”) and the Stock Option Agreement dated as of the date hereof, entered into by and between the Company and the Management Stockholder (the “New Option Agreement” and together with the Option Rollover Agreement, the “Stock Option Agreements”); and
          WHEREAS, this Agreement is one of several other agreements (“Other Management Stockholders Agreements”) which concurrently with the execution hereof or in the future will be entered into between the Company and other individuals who are or will be key employees of the Company or one of its subsidiaries (collectively, the “Other Management Stockholders”).
          NOW THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the Parties agree as follows:
          1. Issuance of Purchased Shares; New Options; Rollover Stock and Options; Voting.
          (a) Subject to the terms and conditions hereinafter set forth, the Management Stockholder hereby subscribes for and shall purchase, as of the Closing Date (but immediately after the Effective Time), and the Company shall issue and deliver to the Management Stockholder as of the Closing Date, the number of shares of Purchased Stock at a per share purchase price (the “Base Price”), in each case as set forth on Schedule I hereto, which Base Price is equal to the effective per share purchase price payable by the Investors for the shares of the Company in connection with the Merger.
          (b) Immediately prior to the Effective Time, the Management Stockholder shall, if applicable, transfer to Hercules Holding the shares identified by such Management Stockholder in the Exchange Agreement and immediately after the Effective Time the Management Stockholder will receive a number of shares, in each case pursuant to the Exchange Agreement. The Parties agree that they will not treat the Management Stockholder as holding a membership interest in Hercules Holding for U.S. federal income tax purposes.
          (c) Subject to the terms and conditions hereinafter set forth and as set forth in the Option Plan, as of the Closing Date the Company is granting to the Management Stockholder New Options to acquire the number of shares of Common Stock as set forth on Schedule I hereto, at an initial per share exercise price equal to the Base Price, and the Parties shall execute and deliver to each other copies of the New Option Agreement concurrently with the issuance of the New Options.
          (d) Subject to the terms and conditions hereinafter set forth and as set forth in the Option Rollover Agreement and the Pre-Merger Plans, as of the Effective Time, the Rollover Options shall be adjusted as set forth in the Option Rollover Agreement.
          (e) The Company shall have no obligation to sell any Purchased Stock to any person who (i) is a resident or citizen of a state or other jurisdiction in which the sale of the Common Stock to him or her would constitute a violation of the securities or “blue sky” laws of such jurisdiction or (ii) is not an employee or director of the Company or its subsidiaries as of the Closing Date.

          2. Management Stockholder’s Representations, Warranties and Agreements.
          (a) The Management Stockholder agrees and acknowledges that he will not prior to a Change in Control, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any of the foregoing acts being referred to herein as a “transfer”) any shares of Purchased Stock, Rollover Stock and, at the time of exercise, Common Stock issuable upon exercise of Options (“Option Stock”; together with all Purchased Stock, Rollover Stock and any other Common Stock otherwise acquired and/or held by the Management Stockholder Entities as of or after the date hereof, “Stock”), except as otherwise provided for herein. If the Management Stockholder is an Affiliate of the Company, the Management Stockholder also agrees and acknowledges that he or she will not transfer any shares of the Stock unless:
     (i) the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”), and in compliance with applicable provisions of state securities laws; or
     (ii) (A) counsel for the Management Stockholder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion or other advice, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act and (B) if the Management Stockholder is a citizen or resident of any country other than the United States, or the Management Stockholder desires to effect any transfer in any such country, counsel for the Management Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction.
Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers of Stock are deemed to be in compliance with the Act and this Agreement (including without limitation any restrictions or prohibitions herein) and no opinion of counsel is required in connection therewith: (I) a transfer made pursuant to Sections 3, 4, 5, 6, 7 or 10 hereof, (II) a transfer upon the death or Permanent Disability of the Management Stockholder to the Management Stockholder’s Estate or a transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement; provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement, (III) a transfer made after the Closing Date in compliance with the federal securities laws to a Management Stockholder’s Trust, provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof as a “Management Stockholder” with respect to the representations and warranties and other obligations of this Agreement, and provided further that it is expressly understood and agreed that if such Management Stockholder’s Trust at any point includes any person or entity other than the Management Stockholder, his spouse (or ex-spouse) or his lineal descendants (including adopted children) such that it fails to meet the definition thereof as set forth in Section 8(b), such transfer shall no longer be deemed in compliance with this Agreement and shall be subject to 3(c) below, (IV) a transfer of Stock made by the Management Stockholder to Other Management Stockholders, provided that it is expressly understood that any such transferee(s) shall be bound by the provisions of this Agreement,

(V) a transfer made by the Management Stockholder, with the Board’s approval, to the Company or any subsidiary of the Company and (VI) the Management Stockholder may transfer shares of Stock pursuant to the terms of Sections 6, whereupon (x) any shares of Stock transferred to the Company pursuant to Section 6 shall conclusively be deemed thereafter not to be Shares under this Agreement and not to be subject to any of the provisions, or entitled to the benefit of any of the provisions of, this Agreement and (y) any Shares transferred to the Investors or any of their respective Affiliates shall conclusively be deemed thereafter to be included in the calculation of the Aggregate Investor Ownership Share Number under this Agreement and will be subject to, and entitled to the benefit of, the provisions hereof.
          (b) The certificate (or certificates) representing the Stock shall bear the following legend:
“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE MANAGEMENT STOCKHOLDER’S AGREEMENT BETWEEN HCA INC. (THE “COMPANY”) AND THE MANAGEMENT STOCKHOLDER NAMED ON THE FACE HEREOF OR THE SALE PARTICIPATION AGREEMENT AMONG SUCH MANAGEMENT STOCKHOLDER AND BAIN CAPITAL FUND IX, L.P., KKR MILLENNIUM FUND L.P., KKR 2006 FUND L.P. AND ML GLOBAL PRIVATE EQUITY FUND, L.P., IN EACH CASE DATED AS OF [•], 2006 (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY).”
          (c) The Management Stockholder acknowledges that he has been advised that (i) the Stock are characterized as “restricted securities” under the Act inasmuch as they are being acquired from the Company in a transaction not involving a Public Offering and that under the Act (including applicable regulations) the Stock may be resold without registration under the Act only in certain limited circumstances, (ii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Stock and (iii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company’s transfer agent with respect to the Stock.
          (d) If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Management Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.
          (e) The Management Stockholder agrees that, if any shares of the Stock are offered to the public pursuant to an effective registration statement under the Act (other than registration of securities issued on Form S-8, S-4 or any successor or similar form), the Management Stockholder will not effect any public sale or distribution of any shares of the Stock not covered by such registration statement from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement to, or within 180 days (or such shorter period as may be consented to by the managing underwriter or underwriters) in the case of the IPO and ninety (90) days (or in an underwritten offering such shorter period as may be consented to by the managing underwriter or underwriters, if any) in the case of any other Public Offering after the effective date of such registration statement, unless otherwise agreed to in writing by the Company.
          (f) The Management Stockholder represents and warrants that (i) with respect to the Purchased Stock, Rollover Stock and Option Stock, the Management Stockholder has received and reviewed the available information relating to such Stock, including having received and reviewed the documents related thereto, certain of which documents set forth the rights, preferences and restrictions relating to the Options and the Stock underlying the Options and (ii) the Management Stockholder has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company and the business and prospects of the Company which the Management Stockholder deems necessary to evaluate the merits and risks related to the Management Stockholder’s investment in the Stock and to verify the information contained in the information received as indicated in this Section 2(f), and the Management Stockholder has relied solely on such information.
          (g) The Management Stockholder further represents and warrants that (i) the Management Stockholder’s financial condition is such that the Management Stockholder can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for the Management Stockholder’s current needs and personal contingencies, (ii) the Management Stockholder can afford to suffer a complete loss of his or her investment in the Stock, (iii) the Management Stockholder understands and has taken cognizance of all risk factors related to the purchase of the Stock (iv) the Management Stockholder’s knowledge and experience in financial and business matters are such that the Management Stockholder is capable of evaluating the merits and risks of the Management Stockholder’s purchase of the Stock as contemplated by this Agreement, (v) with respect to the Purchased Stock, such Purchased Stock is being acquired by the Management Stockholder for his or her own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act, and the Management Stockholder has no present intention of selling, granting any particulation in, or otherwise distributing the Purchased Stock in violation of the Act, and (vi) the Management Stockholder is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Act.
          3. Transferability of Stock.
          (a) The Management Stockholder agrees that he or she will not transfer any shares of Stock at any time during the period commencing on the date hereof and ending on the fifth anniversary of the Closing Date; provided, however, that during such period, the Management Stockholder may transfer shares of Stock during such time pursuant to one of the following exceptions: (i) transfers permitted by Sections 4 (but only for the period set forth therein), 5, 6 or 7; (ii) transfers permitted by clauses (II), (III) and (IV) of Section 2(a); (iii) a sale of shares of Common Stock pursuant to an effective registration statement under the Act filed by the Company, including upon the proper exercise of registration rights of such Management Stockholder under Section 10 (excluding any registration on Form S-8, S-4 or any successor or similar form); (iv) transfers permitted pursuant to the Sale Participation Agreement (as defined in Section 8); (v) transfers permitted by the Board or (vi) transfers to any of the Investors (any such exception, a “Permitted Transfer”). In addition, during the period commencing on the fifth anniversary of the Closing Date through the eighth anniversary of the Closing Date, the Management Stockholder may only transfer shares of Stock to the extent that, at the time of any such transfer, the Management Stockholders Transfer Ratio does not exceed the Investor Transfer Ratio. For purposes of this Section 3(a),
     (i) the “Management Stockholders Transfer Ratio” shall mean the quotient, expressed as a percentage, of (x) the aggregate number shares of Common Stock transferred (other than through Permitted Transfers described in clauses (ii) and (vi) of Section 3(a)) by the Management Stockholder Entities and all Other Management Stockholders (including the Management Stockholder’s Trust and Management Stockholder’s Estate of such Other Management Stockholders) prior to and including the date of the proposed transfer (including for the avoidance of doubt shares of Common Stock proposed to be transferred on such date), as recorded on the books of the Company and/or reflected in any relevant documentation divided by (y) the aggregate number of shares of Common Stock (without duplication) which have been issued or are otherwise issuable (upon the exercise of Options or otherwise) to or have been or are otherwise owned by the Management Stockholder Entities and all Other Management Stockholders (including the Management Stockholder’s Trust and Management Stockholder’s Estate of such Other Management Stockholders) prior to and including the relevant time and which are not subject to vesting or similar restrictions;
     (ii) the “Investor Transfer Ratio” shall mean the quotient, expressed as a percentage, of (x) the number shares of Common Stock transferred for value by the Investors (other than among Investors or to any of their respective affiliates or affiliated funds) on or prior to the relevant time divided by (y) the Aggregate Investor Ownership Share Number; and
     (iii) the “Aggregate Investor Ownership Share Number” shall mean the sum of (x) the product of (A) the aggregate number of shares of Common Stock issued and outstanding as of the Closing Date (but immediately after the Effective Time and giving effect to the issuance of Purchased Stock and Rollover Stock on the Closing Date), times (B) the Investors HoldCo Ownership Percentage as of the Closing Date (but immediately after the Effective Time and giving effect to the issuance of Purchased Stock and Rollover Stock on the Closing Date), times (C) the HoldCo Company Ownership Percentage as of the Closing Date (but immediately after the Effective Time and giving effect to the issuance of Purchased Stock and Rollover Stock on the Closing Date) and (y) the number of shares of Common Stock acquired or held directly (for the avoidance of doubt, without duplication of the ownership represented by clause (x)) by the Investors between the period from the Closing Date up to the relevant time at which the Investor Transfer Ratio is determined.
          (b) Notwithstanding anything to the contrary herein, Section 3(a) shall terminate and be of no further force or effect upon the occurrence of a Change in Control.
          (c) No transfer of any such shares in violation hereof shall be made or recorded on the books of the Company and any such transfer shall be void ab initio and of no effect.

          (d) Notwithstanding anything to the contrary herein, the Investors may, at any time and from time to time, by unanimous agreement, waive the restrictions on transfers contained in Section 3(a), whether such waiver is made prior to or after the transferee has effected or committed to effect the transfer, or has notified the Investors of such transfer or commitment to transfer. Any transfers made pursuant to such waiver or which are later made subject to such a waiver shall, as of the date of the waiver and at all times thereafter, not be deemed to violate any applicable restrictions on transfers contained in this Agreement.
          4. Right of First Offer. (a) If, at any time after the fifth anniversary of the Closing Date and prior to the consummation of the IPO, the Management Stockholder proposes to transfer any or all of the Management Stockholder’s Stock to a third party (any such third party, the “ROFO Transferee”) (other than any transfer pursuant to clauses (II), (III), (IV), (V) and (VI) of Section 2(a), to the extent made to a third party), the Management Stockholder shall notify the Company in writing of the Management Stockholder’s intention to transfer such Stock (such written notice, a “ROFO Notice”). The ROFO Notice shall include a true and correct description of the number of shares of Stock to be transferred and the material terms of such proposed transfer or if requested by the Company, a copy of any proposed documentation to be entered into with any ROFO Transferee in respect of such transfer) and shall contain an irrevocable offer to sell such Stock to the Company (in the manner set forth below) at a purchase price equal to the minimum price at which the Management Stockholder proposes to transfer such Stock to any ROFO Transferee and on substantially the same terms and conditions as the proposed transfer. At any time within thirty (30) days after the date of the receipt by the Company of the ROFO Notice, the Company shall have the right and option to purchase, or to arrange for a subsidiary, third party or Affiliate to purchase, all (but not less than all) of the shares of Stock proposed to be transferred to a ROFO Transferee, pursuant to Section 4(b).
          (b) The Company shall have the right and option to purchase, or to arrange for a subsidiary, third party or Affiliate to purchase, all of the shares of Stock proposed to be transferred to any ROFO Transferee at a purchase price equal to the minimum price at which the Management Stockholder proposes to transfer such Stock to any ROFO Transferee and otherwise on substantially the same terms and conditions as the proposed transfer (or, if the proposed transfer to any ROFO Transferee includes any consideration other than cash, then at the sole option of the Company, at the equivalent all cash price, determined in good faith by the Board after consultation with the Chief Executive Officer of the Company), by delivering (i) a certified bank check or checks in the appropriate amount (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) and/or (ii) any such non-cash consideration to be paid to the Management Stockholder at the principal office of the Company against delivery of certificates or other instruments representing the shares of Stock so purchased, appropriately endorsed by the Management Stockholder. If at the end of the 30-day period, the Company has not tendered the purchase price for such shares in the manner set forth above, the Management Stockholder may, during the succeeding 60-day period, sell not less than all of the shares of Stock proposed to be transferred to any ROFO Transferee on terms no less favorable to the Management Stockholder than those contained in the ROFO Notice. Promptly after such sale, the Management Stockholder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of sixty (60) days following the expiration of the 30-day period during which the Company is entitled hereunder to purchase the Stock, the Management

Stockholder has not completed the sale of such shares of the Stock as aforesaid, all of the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to such shares of the Stock.
          (c) Notwithstanding anything in this Agreement to the contrary, this Section 4 shall terminate and be of no further force or effect upon the earlier of occurrence of a Change in Control or the IPO.
          5. Pre-Emptive Rights.
          (a) If at any time prior to the IPO, the Company issues or sells any shares of Common Stock proposed to be purchased for value, directly or indirectly, by any of the Investors or any of their respective Affiliates (the “Offered Stock”), or permits any direct or indirect subsidiary to propose such issuance or sale, each Senior Management Stockholder (together with the other Senior Management Stockholders, the “Pre-Emptive Rights Holders”) shall have a preemptive right to purchase or subscribe for the number or amount of such shares of Offered Stock in the offering as such Senior Management Stockholder may elect to purchase or subscribe for, up to and including such Senior Management Stockholder’s ownership percentage (not including Common Stock acquirable by exercise of options) in the Company (determined as of the time of the Board’s approval of such issuance) of the total number or amount of Offered Stock proposed to be issued (the “Participation Threshold”). The Company shall provide each Senior Management Stockholder with notice of a proposed issuance or sale subject to this pre-emptive right at least 10 days prior to such issuance (the “Participation Notice”) specifying the principal terms and conditions of the proposed issuance or sale, including (A) the amount and kind of Offered Stock to be included in the issuance or sale, (B) the price per share of Common Stock subject to issuance or sale, including a description of any pricing formulae and of any non-cash consideration sufficiently detailed to permit valuation thereof and (C) the name and address of the Person to whom the Offered Stock is proposed to be issued. If such Senior Management Stockholder exercises his or her pre-emptive right, he or she shall be required to pay the same consideration for each share of Offered Stock as the Company shall receive for each share of Offered Stock purchased by a Person other than a Pre-Emptive Rights Holder and as the Company shall have specified in its notice of the proposed issuance (except that if the Company or its subsidiary, as applicable, receives non-cash consideration, the Senior Management Stockholder shall have the option, if he or she so chooses, to pay in cash the Fair Market Value of such non-cash consideration). The pre-emptive right given by the Company pursuant to this Section 5(a) shall terminate if the Senior Management Stockholder shall not have notified the Company in writing of its election to exercise such right within ten (10) days after receipt of the notice of the proposed issuance; provided that such right shall become available once again if the price or any other material term of the proposed issuance shall change, in which case the parties shall again follow the procedures set forth in this Section 5(a).
          Each Pre-Emptive Rights Holder desiring to accept the offer contained in the Participation Notice shall accept such offer by furnishing a written commitment to the Company or the issuing subsidiary, as the case may be, within ten (10) days after the effectiveness of the Participation Notice specifying the amount of Offered Stock (not in any event to exceed such Pre-Emptive Rights Holder’s Participation Threshold) for which such Pre-Emptive Rights Holder desires to subscribe (each a “Participating Buyer”). Each Participation Buyer who does not so accept such offer in compliance with the above requirements, including the applicable time period, shall be deemed to have waived all rights to participate in such issuance or sale, and the Company (or any of its subsidiaries, if applicable) shall thereafter be free to issue the Offered Stock to the prospective subscriber and any other Participating Buyers, at a price no less than the minimum price set forth in the Participation Notice and on other principal terms not materially more favorable to the prospective subscriber and any other Participating Buyers than those set forth in the Participation Notice, without any further obligation to such non-accepting Pre-Emptive Rights Holders pursuant to this Section 5(a). If, prior to consummation, the terms of such proposed issuance or sale shall change with the result that the price shall be less than the minimum price set forth in the Participation Notice or the other principal terms shall be materially more favorable to the prospective subscriber than those set forth in the Participation Notice, it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 5(a) separately complied with, in order to consummate such issuance or sale pursuant to this Section 5(a).
          (b) The acceptance of each Participating Buyer shall be irrevocable except as hereinafter provided, and each such Participating Buyer shall be bound and obligated to acquire in the issuance or sale on the same terms and conditions, with respect to each unit of Offered Stock issued, as the prospective subscriber, such amount of Offered Stock as such Participating Buyer shall have specified in such Participating Buyer’s written commitment; provided, however, that if any of the economic terms of the issuance or sale change, including without limitation if the per share price will be greater than the per share price disclosed in the Participation Notice, or any of the other principal terms or conditions will be materially less favorable to the Participating Buyer than those described in the Participation Notice, the Company or the issuing subsidiary, as the case may be, will provide written notice thereof to each Participating Buyer and each Participating Buyer will then be given an opportunity to withdraw the offer contained in such holder’s written commitment (by providing prompt (and in any event within 5 business days) notice of such withdrawal to the Company or the issuing subsidiary, whereupon such withdrawing Participating Buyers will be released from all obligations thereunder.
          (c) If at the end of the 180th day following the date of the effectiveness of the Participation Notice the Company or the issuing subsidiary, as the case may be, has not completed the issuance or sale, each Participating Buyer shall be released from all obligations under the written commitment, the Participation Notice shall be null and void, and it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 5 separately complied with, in order to consummate such Issuance pursuant to this Section 5.
          (d) The preemptive rights under Section 5(a) shall not apply to (i) securities issued to officers, employees or directors (other than representatives of the Investors) of, or consultants to, the Company or its subsidiaries pursuant to profit sharing, management stock option or other management incentive plans; (ii) securities issued to non-Affiliates pursuant to any merger, consolidation, acquisition of assets or businesses or similar transaction; (iii) securities issued pursuant to a stock split or stock dividend; (iv) securities issued pursuant to the exercise of any Option, warrant or convertible security; (v) securities issued pursuant to a Public Offering; (vi) securities issued in connection with third-party debt financing; or (vii) securities issued to the Company or any of its subsidiaries.
          (e) Notwithstanding anything to the contrary in the foregoing, in the event that the Company, in its reasonable judgment, needs to sell securities to the Investors prior to the notice periods set forth in clauses (a), (b) or (c) above, the Company shall, promptly following such issuance, give the Pre-Emptive Rights Holders the opportunity to invest in Offered Stock in order to maintain its ownership percentage (measured prior to the issuance to the Investors).
          6. The Management Stockholder’s Right to Resell Stock and Options to the Company.
          (a) Except as otherwise provided herein, and subject to Section 7(g), if, prior to the consummation of the IPO, the Management Stockholder’s employment with the Company (or, if applicable, any of its subsidiaries or affiliates) terminates as a result of the death or Permanent Disability of the Management Stockholder, then the applicable Management Stockholder Entity, shall, for 365 days (the “Put Period”) following the date of such termination for death or Permanent Disability, have the right to:
     (i) With respect to Stock, sell to the Company, and the Company shall be required to purchase, on one occasion, all of the shares of Stock then held by the applicable Management Stockholder Entities at a per share price equal to Fair Market Value on the Repurchase Calculation Date (the “Section 6 Repurchase Price”);
     (ii) With respect to any outstanding Options, sell to the Company, and the Company shall be required to purchase, on one occasion, all of the exercisable Options then held by the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the Section 6 Repurchase Price over the Option Exercise Price and (y) the number of Exercisable Option Shares, which Options shall be terminated in exchange for such payment. In the event the Management Stockholder Entity elects to sell under this Section 6(a)(ii) and the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable Options granted to the Management Stockholder shall be automatically terminated without any payment in respect thereof; and
     (iii) Request a statement of the Fair Market Value as of the date of the Redemption Notice.
          (b) In the event the applicable Management Stockholder Entities intend to exercise their rights pursuant to Section 6(a), such Management Stockholder Entities shall send written notice to the Company, at any time during the Put Period, of their intention to sell shares of Stock in exchange for the payment referred to in Section 6(a)(i) and/or to sell such Options in exchange for the payment referred to in Section 6(a)(ii) and shall indicate the number of shares of Stock to be sold and the number of Options to be sold with payment in respect thereof (the “Redemption Notice”). The completion of the purchases shall take place at the principal office of the Company on the tenth business day after the giving of the Redemption Notice. The applicable Repurchase Price (including any payment with respect to the Options as described above) shall be paid by delivery to the applicable Management Stockholder Entities, at the option of the Company, of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents cancelling the Options so terminated appropriately endorsed or executed by the applicable Management Stockholder Entities or any duly authorized representative.

          (c) Notwithstanding anything in this Section 6 to the contrary, if there exists and is continuing a default or an event of default on the part of the Company or any subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any subsidiary of the Company has borrowed money or if the repurchase referred to in Section 6(a) (or Section 7, as the case may be) would result in a default or an event of default on the part of the Company or any subsidiary of the Company under any such agreement or if a repurchase would not be permitted under Section 170 of the Delaware General Corporation Law (the “DGCL”) or would otherwise violate the DGCL or any federal or state securities laws or regulations (or if the Company reincorporates in another state, the business corporation law of such state) (each such occurrence being an “Event”), the Company shall not be obligated to repurchase any of the Stock or the Options from the applicable Management Stockholder Entities to the extent prohibited by the Event for cash but instead, with respect to such portion with respect to which cash settlement is prohibited, will satisfy its obligations with respect to the Management Stockholder Entities’ exercise of their rights under Section 6(a) by delivering to the applicable Management Stockholder Entity a note with a principal amount equal to the amount payable under this Section 6 that was not paid in cash, having terms acceptable to the Company’s lenders and permitted under the Company’s debt instruments but which in any event (i) shall be mandatorily repayable to the extent that an Event no longer prohibits the payment of cash to the applicable Management Stockholder Entity pursuant to this Agreement; and (ii) shall bear interest at a rate equal to the effective rate of interest in respect of the Company’s U.S. dollar-denominated subordinated public debt securities (including any original issue discount). Notwithstanding the foregoing and subject to Section 7(d), if an Event exists and is continuing for ninety (90) days, the Management Stockholder Entities shall be permitted by written notice to rescind any Redemption Notice with respect to that portion of the Stock and Options repurchased by the Company from the Management Stockholder Entities pursuant to this Section 6 with the note described in the foregoing sentence, provided that, upon such rescission, such note shall be immediately canceled without any action on the part of the Company or the Management Stockholder Entities and, notwithstanding anything herein or in such note to the contrary, the Company shall have no obligation to pay any amounts of principal or interest thereunder.
          (d) Effect of Change in Control. Notwithstanding anything in this Agreement to the contrary, except for any payment obligation of the Company which has arisen prior to the occurrence of a Change in Control, this Section 6 shall terminate and be of no further force or effect upon the occurrence of such Change in Control.
7.	The Company’s Option to Purchase Stock and Options of the Management Stockholder Upon Certain Terminations of Employment.
          (a) Termination for Cause by the Company, Termination by the Management Stockholder without Good Reason (other than due to his death, Permanent Disability or Retirement) and other Call Events. If, prior to the consummation of the IPO, (i) the Management Stockholder’s active employment with the Company (or, if applicable, its subsidiaries or Affiliates) is terminated by the Company (or, if applicable, its subsidiaries or affiliates) for Cause or (ii) the Management Stockholder’s active employment with the Company (or, if applicable, its subsidiaries or Affiliates) is terminated by the Management Stockholder without Good Reason (other than due to his death or Permanent Disability) after notice from the Company of such impermissible transfer and a reasonable opportunity to cure such transfer (each, a “Section 7(a) Call Event”), then, subject to the provisions of Section 7(g):
               (A) With respect to Purchased Stock, Rollover Stock and Option Stock issued in respect of Rollover Options, the Company may purchase all or any portion of the shares of Purchased Stock, Rollover Stock and Option Stock issued in respect of Rollover Options then held by the applicable Management Stockholder Entities at a per share purchase price equal to Fair Market Value on the Repurchase Calculation Date. Notwithstanding the foregoing, this clause (A) shall not confer any rights to the Company pursuant to a Section 7(a) Call Event specified in clause (ii) of Section 7(a) that occurs after the fifth anniversary of the Closing Date;
               (B) With respect to Option Stock issued in respect of New Options, the Company may purchase all or any portion of the shares of such Option Stock then held by the applicable Management Stockholder Entities at a per share purchase price (such price, the “Option Stock Call Price”) equal to the lesser of (x) the applicable price paid for such Option Stock (which shall be the Base Price for Option Stock issued in respect of New Options granted on the Closing Date) and (y) Fair Market Value on the Repurchase Calculation Date. Notwithstanding the foregoing, in the event the Company elects to repurchase under this Section 7(a)(B) pursuant to a Section 7(a) Call Event specified in clause (ii) of Section 7(a) which occurs on or after the fifth anniversary of the Closing Date, the purchase price shall be the Fair Market Value on the Repurchase Calculation Date;
               (C) With respect to Rollover Options, in the event of a termination described in clause (i) of Section 7(a) above or clause (ii) of Section 7(a) so long as the termination under clause (ii) occurs prior to the fifth anniversary of the Closing Date, the Company may purchase all or any portion of the Rollover Options held by the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the price equal to Fair Market Value on the Repurchase Calculation Date over the Option Exercise Price and (y) the number of Exercisable Option Shares (solely relating to Rollover Options), which Rollover Options shall be terminated in exchange for such payment. In the event the Company elects to repurchase under this Section 7(a)(C) and the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable Rollover Options shall be automatically terminated without any payment in respect thereof. Notwithstanding the foregoing, this clause (C) shall not confer any rights to the Company pursuant to a Section 7(a) Call Event specified in clause (ii) of Section 7(a) that occurs after the fifth anniversary of the Closing Date; and
               (D) With respect to New Options, in the event of a termination described in clause (ii) of Section 7(a) above, the Company may purchase all or any portion of the exercisable New Options held by the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the Option Stock Call Price over the Option Exercise Price and (y) the number of Exercisable Option Shares (solely relating to New Options), which New Options shall be terminated in exchange for such payment. In the event the Company elects to repurchase under this Section 7(a)(D) and the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable New Options shall be automatically terminated without any payment in respect thereof. Notwithstanding the foregoing, in the event the Company elects to repurchase under this Section 7(a)(D) pursuant to a Section 7(a) Call Event specified in clause (ii) of Section 7(a) which occurs on or after the fifth anniversary of the Closing Date, the purchase price shall be the Fair Market Value on the Repurchase Calculation Date.

          (b) Termination without Cause by the Company (other than due to his death or Permanent Disability), and Termination by the Management Stockholder with Good Reason. Except as otherwise provided herein, if, prior to the consummation of the IPO, the Management Stockholder’s active employment with the Company (or, if applicable, its subsidiaries or Affiliates) is terminated (i) by the Company (or, if applicable, its subsidiaries or Affiliates) without Cause (other than due to his death or Permanent Disability), or (ii) by the Management Stockholder with Good Reason or due to the Management Stockholder’s Retirement (each, a “Section 7(b) Call Event”) then, subject to the provisions of Section 7(g):
               (A) With respect to the Option Stock issued in respect of New Options, the Company may purchase all or any portion of the shares of such Option Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to Fair Market Value on the Repurchase Calculation Date; and
               (B) With respect to New Options, the Company may purchase all or any portion of the exercisable New Options held by the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the Fair Market Value on the Repurchase Calculation Date of a share of Option Stock underlying such New Options over the Option Exercise Price and (y) the number of Exercisable Option Shares (solely relating to New Options), which New Options shall be terminated in exchange for such payment. In the event the Company elects to repurchase under this Section 7(b)(B) and the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable New Options shall be automatically terminated without any payment in respect thereof.
          (c) Termination for Death or Disability. Except as otherwise provided herein, if, prior to the consummation of the IPO, the Management Stockholder’s employment with the Company (or, if applicable, its subsidiaries or affiliates) is terminated as a result of the death or Permanent Disability of the Management Stockholder (each a “Section 7(c) Call Event”), then, subject to the provisions of Section 7(g):
               (A) With respect to Option Stock issued in respect of New Options, the Company may purchase all or any portion of the shares of such Option Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to Fair Market Value on the Repurchase Calculation Date; and
               (B) With respect to New Options, the Company may purchase all or any portion of the exercisable New Options for an amount equal to the product of (x) the excess, if any, of Fair Market Value on the Repurchase Calculation Date of a share of Option Stock underlying such New Options over the Option Exercise Price and (y) the number of Exercisable Option Shares (solely relating to New Options), which New Options shall be terminated in exchange for such payment. In the event the Company elects to repurchase under this Section 7(c)(B) and the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable stock options granted to the Management Stockholder under the Option Plan shall be automatically terminated without any payment in respect thereof.
          (d) Call Notice. The Company shall have a period (the “Call Period”) of one hundred twenty (120) days from the date of any Call Event (or, if later, with respect to a Section 7(a) Call Event, the date after discovery of, and the applicable cure period for, an impermissible transfer constituting a Section 7(a) Call Event) in which to give notice in writing to the Management Stockholder of its election to exercise its rights and obligations pursuant to this Section 7 (“Repurchase Notice”). Notwithstanding the foregoing, the Company reserves the right to extend the Call Period to ensure that the Management Stockholder Entities are able to comply with the six-month stock ownership holding period identified in Section 7(g) below, but which shall in no event extend beyond thirty (30) days after the date that such six-month holding period expires. The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company on the tenth business day after the giving of the Repurchase Notice. The applicable Repurchase Price (including any payment with respect to the Options as described in this Section 7) shall be paid by delivery to the applicable Management Stockholder Entities of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents canceling the Options so terminated, appropriately endorsed or executed by the applicable Management Stockholder Entities or any duly authorized representative.
          (e) Use of Note to Satisfy Call Payment. Notwithstanding any other provision of this Section 7 to the contrary, if there exists and is continuing any Event, the Company will, to the extent it has exercised its rights to purchase Stock or Options pursuant to this Section 7, in order to complete the purchase of any Stock or Options pursuant to this Section 7, deliver to the applicable Management Stockholder Entities (i) a cash payment for any amounts payable pursuant to this Section 7 that would not cause an Event and (ii) a note having the same terms as that provided in Section 6(c) above with a principal amount equal to the amount payable but not paid in cash pursuant to this Section 7 due to the Event. Notwithstanding the foregoing, if an Event exists and is continuing for ninety (90) days, the Management Stockholder Entities shall be permitted by written notice to cause the Company to rescind any Repurchase Notice with respect to that portion of the Stock and Options repurchased by the Company from the Management Stockholder Entities pursuant to this Section 7 with the note described in the foregoing sentence, provided that, upon such rescission, such note shall be immediately canceled without any action on the part of the Company or the Management Stockholder Entities and, notwithstanding anything herein or in such note to the contrary, the Company shall have no obligation to pay any amounts of principal or interest thereunder, and provided further that the Company shall have another thirty (30) days from the date the Event ceases to exist to give another Repurchase Notice on the terms applicable to the first Repurchase Notice.
          (f) Effect of Change in Control. Notwithstanding anything in this Agreement to the contrary, except for any payment obligation of the Company which has arisen prior to the occurrence of a Change in Control, this Section 7 shall terminate and be of no further force or effect upon the occurrence of such Change in Control.
          (g) Effect of Accounting Principles. Notwithstanding anything set forth in Section 6 or 7 to the contrary, in the event that it is determined by the Board that any of the provisions of either of Section 6 or 7 would result in any of the Options being classified as a liability as contemplated by FASB Statement No. 123R, Share-Based Payment, including any amendments and interpretations thereto, then the following terms shall apply:
     (i) Any shares of Stock that are to be purchased by the Company pursuant to Section 6 or 7, as applicable, may only be so purchased if and when such shares have been held by the applicable Management Stockholder Entities for at least six months; and
     (ii) With respect to any exercisable Options, upon the occurrence of the applicable event identified in Section 6 giving rise to the Management Stockholder’s rights thereunder or a Call Event, the Management Stockholder Entities may be required by the Company to elect, in accordance with the terms of the relevant Stock Option Agreement, to receive from the Company, on one occasion, in exchange for all of the exercisable Options then held by the applicable Management Stockholder Entities, if any, a number of shares of Stock equal to the quotient of (x) the product of (A) the excess, if any, of the Fair Market Value over the Option Exercise Price and (B) the number of shares then acquirable on exercise, divided by (y) the Fair Market Value, which Options shall be terminated in exchange for such payment of shares of Stock (such shares of Stock, the “Net Settled Stock”). (In the event the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable Options shall be automatically terminated without any payment in respect thereof.) Upon the occurrence of such net settlement of all exercisable Options, the Put Period or the Call Period, as applicable, shall be deemed to be the period that is 30 days following the date that is six months after the receipt by the applicable Management Stockholder Entities of the Net Settled Stock, during which time the Company may, on delivery of Repurchase Notice (or upon delivery of a Redemption Notice), purchase (or be required to purchase in the case of Section 6) all (in the case of a purchase pursuant to Section 6) or all or any portion (in the case of a purchase pursuant to Section 7) of the Net Settled Stock held by the applicable Management Stockholder Entities, at a per share price equal to the applicable Repurchase Price for Option Stock identified in Section 6 or Section 7, as applicable.
          8. Adjustment of Repurchase Price; Effect of Accounting Principles; Definitions.
          (a) Adjustment of Repurchase Price. In determining the applicable repurchase price of the Stock and Options, as provided for in Sections 6 and 7, above, appropriate adjustments shall be made for any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding shares of Stock in order to maintain, as nearly as practicable, the intended operation of the provisions of Sections 6 and 7.
          (b) Definitions. All capitalized terms used in this Agreement and not defined herein shall have such meaning as such terms are defined in the Option Plan. Terms used herein and as listed below shall be defined as follows:
     “Act” shall have the meaning set forth in Section 2(a)(i) hereof.
     “Affiliate” means with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person.
     “Aggregate Investor Ownership Share Number” shall have the meaning set forth in Section 3(a)(i) hereof.
     “Agreement” shall have the meaning set forth in the introductory paragraph.

     “Applicable Rate” shall mean at any date of determination, the interest rate that the Company is then paying on its most current working capital bank financing.
     “Base Price” shall have the meaning set forth in Section 1(a) hereof.
     “Board” shall mean the board of directors of the Company.
     “Call Events” shall mean, collectively, Section 7(a) Call Events, Section 7(b) Call Events, and Section 7(c) Call Events.
     “Call Notice” shall have the meaning set forth in Section 7(d) hereof.
     “Call Period” shall have the meaning set forth in Section 7(d) hereof.
     “Cause” shall mean “Cause” as such term may be defined in any employment agreement or change in control agreement in effect at the time of termination of employment between the Management Stockholder and the Company or any of its subsidiaries or Affiliates; or, if there is no such employment or change in control agreement, “Cause” shall mean (i) the Management Stockholder’s willful and continued failure (other than by reason of a Permanent Disability) to perform his or her material duties with respect to the Company or its subsidiaries which continues beyond ten (10) business days after a written demand for substantial performance is delivered to the Management Stockholder by the Company (the “Cure Period”), (ii) the willful or intentional engaging by the Management Stockholder in material misconduct that causes material and demonstrable injury, monetarily or otherwise, to the Company, the Investors or their respective Affiliates, (iii) conviction of, or a plea of nolo contendere to, a crime constituting (A) a felony under the laws of the United States or any state thereof or (B) a misdemeanor for which a sentence of more than six months’ imprisonment is imposed, or (iv) a willful and material breach by the Management Stockholder of this Agreement or related agreements, or the Management Stockholder’s engaging in any action in breach of the restrictive covenants made by the Management Stockholder under this Agreement or any employment agreement between the Management Stockholder and the Company or any of its subsidiaries, which continues beyond the Cure Period (to the extent that, in the Board’s reasonable judgment, such breach can be cured).
     “Change in Control” means, in one or a series of transactions, (i) the transfer or sale of all or substantially all of the assets of the Company (or any direct or indirect parent of the Company) to an Unaffiliated Person; (ii) a merger, consolidation, recapitalization or reorganization of the Company (or any direct or indirect parent of the Company) with or into another Unaffiliated Person, or a transfer or sale of the voting stock of the Company (or any direct or indirect parent of the Company), an Investor, or any Affiliate of any of the Investors to an Unaffiliated Person, in any such event that results in more than 50% of the common stock of the Company (or any direct or indirect parent of the Company) or the resulting company being held by an Unaffiliated Person; or (iii) a merger, consolidation, recapitalization or reorganization of the Company (or any direct or indirect parent of the Company) with or into another Unaffiliated Person, or a transfer or sale by the Company (or any direct or indirect parent of the Company), an Investor or any Affiliate of the Investors, in any such event after which the Investors and their Affiliates (x) collectively own less than 15% of the Common Stock and (y) collectively have the ability to appoint less than 50% of the directors to the Board (or any resulting company after a merger). For purposes of this definition, the term “Unaffiliated Person” means a Person or Group who is not an Investor, an

Affiliate of any of the Investors, or an entity in which any Investor holds, directly or indirectly, a majority of the economic interest in such entity.
     “Closing Date” shall mean the date of closing of the Merger pursuant to the Merger Agreement.
     “Common Stock” shall have the meaning set forth in the third “whereas” paragraph.
     “Company” shall have the meaning set forth in the introductory paragraph.
     “Confidential Information” shall mean all non-public information concerning trade secret, know-how, software, developments, inventions, processes, technology, designs, the financial data, strategic business plans or any proprietary or confidential information, documents or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising and marketing, and other non-public, proprietary, and confidential information of the Restricted Group.
     “Custody Agreement and Power of Attorney” shall have the meaning set forth in Section 10(e) hereof.
     “DGCL” shall have the meaning set forth in Section 6(c) hereof.
     “Effective Time” shall have the meaning set forth in the Merger Agreement.
     “Event” shall have the meaning set forth in Section 6(c) hereof.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any successor section thereto).
     “Exercisable Option Shares” shall mean the shares of Common Stock that, at the time that Redemption Notice or Repurchase Notice is delivered (as applicable), could be purchased by the Management Stockholder upon exercise of his or her outstanding and exercisable Options.
     “Fair Market Value” shall mean the fair market value of the Common Stock on any given date, as determined reasonably and in good faith by the Board after consultation with the Chief Executive Officer of the Company.
     “Good Reason” shall mean “Good Reason” as such term may be defined in any employment agreement or change-in-control agreement in effect at the time of termination of employment between the Management Stockholder and the Company or any of its subsidiaries or Affiliates, or, if there is no such employment or change-in-control agreement, “Good Reason” shall mean (i) (A) a reduction in the Management Stockholder’s base salary (other than a general reduction in base salary that affects all similarly situated employees (defined as all employees within the same pay grade as that of the Management Stockholder) in substantially the same proportions that the Board implements in good faith after consultation with the Chief Executive Officer and Chief Operating Officer of the Company); (B) a reduction in the Management Stockholder’s annual incentive compensation opportunity; or (C) the reduction of benefits payable to the Management Stockholder under the Company’s Supplemental Executive Retirement Plan (if the Management Stockholder is a participant in such plan), in each case other than any isolated, insubstantial and inadvertent failure by the Company that is not in bad faith and is cured within ten (10) business days after the Management Stockholder gives the Company written notice of such event, provided that the events described in (i)(A) or (i)(B) above will not be deemed to give rise to Good Reason if employment is terminated, but Management Stockholder declines an offer of employment involving a loss of compensation of less than 15% from a purchaser, transferee, outsourced vendor, new operating entity or affiliated employer; (ii) a substantial diminution in the Management Stockholder’s title, duties and responsibilities, other than any isolated, insubstantial and inadvertent failure by the Company that is not in bad faith and is cured within ten (10) business days after the Management Stockholder gives the Company written notice of such event; or (iii) a transfer of the Management Stockholder’s primary workplace to a location that is more than twenty (20) miles from his or her workplace as of the date of this Agreement, provided that Good Reason shall not be deemed to occur merely because Management Stockholder’s willful decision to change position or status within the Company or any of its subsidiaries causes one or more of the occurrences described in (i), (ii), or (iii) to come about.
     “Group” shall mean “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.
     “Hercules Holding” shall have the meaning set forth in the first “whereas” paragraph.
     “HoldCo Company Ownership Percentage” shall have the meaning set forth in the third “whereas” paragraph.
     “Investor Transfer Ratio” shall have the meaning set forth in Section 3(a)(iii) hereof.
     “Investors” shall have the meaning set forth in the second “whereas” paragraph.
     “Investors HoldCo Ownership Percentage” shall have the meaning set forth in the second “whereas” paragraph.
     “IPO” means the initial Public Offering by the Company (or any successor thereto).
     “Management Stockholder” shall have the meaning set forth in the introductory paragraph.
     “Management Stockholder Entities” shall mean the Management Stockholder’s Trust, the Management Stockholder and the Management Stockholder’s Estate, collectively.
     “Management Stockholder’s Estate” shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of the Management Stockholder.
     “Management Stockholders Transfer Ratio” shall have the meaning set forth in Section 3(a)(ii) hereof.
     “Management Stockholder’s Trust” shall mean a partnership, limited liability company, corporation, trust, private foundation or custodianship, the beneficiaries of which may include only the Management Stockholder, his or her spouse (or ex-spouse) or his or her lineal descendants (including adopted) or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.

     “Merger” shall have the meaning set forth in the first “whereas” paragraph.
     “Merger Agreement” shall have the meaning set forth in the first “whereas” paragraph.
     “Merger Sub” shall have the meaning set forth in the first “whereas” paragraph.
     “New Options” shall have the meaning set forth in the fourth “whereas” paragraph.
     “New Option Agreement” shall have the meaning set forth in the fourth “whereas” paragraph.
     “Notice” shall have the meaning set forth in Section 10(b) hereof.
     “Offered Stock” shall have the meaning set forth in Section 5(a) hereof.
     “Options” shall have the meaning set forth in the fourth “whereas” paragraph.
     “Option Excess Price” shall mean the aggregate amount paid or payable by the Company in respect of Exercisable Option Shares, as determined pursuant to Section 6 or 7, as applicable.
     “Option Exercise Price” shall mean the then-current weighted average exercise price of the shares of Common Stock covered by the applicable Options.
     “Option Plan” shall have the meaning set forth in the fourth “whereas” paragraph.
     “Option Rollover Agreement” shall have the meaning set forth in the fourth “whereas” paragraph.
     “Option Stock” shall have the meaning set forth in Section 2(a) hereof.
     “Option Stock Call Price” shall have the meaning set forth in Section 7(a)(B) hereof.
     “Other Management Stockholders” shall have the meaning set forth in the fifth “whereas” paragraph.
     “Other Management Stockholders Agreements” shall have the meaning set forth in the fifth “whereas” paragraph.
     “Participating Buyer” shall have the meaning set forth in Section 5(b).
     “Parties” shall have the meaning set forth in the introductory paragraph.
     “Permanent Disability” shall mean “Disability” as such term is defined in any employment agreement between the Management Stockholder and the Company or any of its Subsidiaries, or, if there is no such employment agreement, shall mean “Disability” as defined in the long-term disability plan of the Company.
     “Permitted Transfer” shall have the meaning set forth in Section 3(a).
     “Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

     “Piggyback Registration Rights” shall have the meaning set forth in Section 10(a) hereof.
     “Pre-Emptive Rights Holders” shall have the meaning set forth in Section 5(a) hereof.
     “Proposed Registration” shall have the meaning set forth in Section 10(b) hereof.
     “Public Offering” shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-4, S-8 or any other similar form).
     “Purchased Stock” shall have the meaning set forth in the fourth “whereas” paragraph.
     “Put Period” shall have the meaning set forth in Section 6(a) hereof.
     “Redemption Notice” shall have the meaning set forth in Section 6(b) hereof.
     “Registration Rights Agreement” shall have the meaning set forth in Section 10(a) hereof.
     “Repurchase Calculation Date” shall mean the last day of the month preceding the later of (i) the month in which the event giving rise to the right to repurchase occurs, or, (ii) solely in the event that Section 7(g) applies, the last day of the applicable six-month holding period referenced therein.
     “Repurchase Notice” shall have the meaning set forth in Section 7(d) hereof.
     “Repurchase Price” shall mean the amount to be paid in respect of the Stock and Options to be purchased by the Company pursuant to Section 6(a), Section 7(a), 7(b), or 7(c), as applicable.
     “Request” shall have the meaning set forth in Section 10(b) hereof.
     “Restricted Group” shall mean, collectively, the Company, its subsidiaries, the Investors and their respective affiliates.
     “Retirement” shall mean the Management Stockholder’s resignation (other than for Good Reason) from service with the Company or any of its subsidiaries or affiliates (i) after attaining 65 years of age or (ii) after attaining 60 years of age and completing thirty-six (36) months of service following the Closing Date.
     “ROFO Notice” shall have the meaning set forth in Section 4(a) hereof.
     “ROFO Transferee” shall have the meaning set forth in Section 4(a) hereof.
     “Rollover Options” shall have the meaning set forth in the fourth “whereas” paragraph.
     “Rollover Stock” shall have the meaning set forth in the fourth “whereas” paragraph.

     “Sale Participation Agreement” shall mean that certain sale participation agreement entered into by and between the Management Stockholder and the Investors dated as of the date hereof.
     “SEC” shall mean the Securities and Exchange Commission.
     “Senior Management Stockholder” shall mean any of the Management Stockholder or Other Management Stockholders who have been designated as such on Schedule I hereto or the corresponding schedule of the Other Management Stockholders Agreements, as applicable.
     “Stock” shall have the meaning set forth in Section 2(a) hereof.
     “Stock Option Agreements” shall have the meaning set forth in the fourth “whereas” paragraph.
     “transfer” shall have the meaning set forth in Section 2(a) hereof.
          9. The Company’s Representations and Warranties and Covenants.
          (a) The Company represents and warrants to the Management Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms and (ii) the Stock, when issued and delivered in accordance with the terms hereof and the other agreements contemplated hereby, will be duly and validly issued, fully paid and nonassessable.
          (b) If the Company becomes subject to the reporting requirements of Section 12 of the Exchange Act, the Company will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Management Stockholder to sell shares of Stock without registration under the Exchange Act within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 9(b), the Company may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Act to be available. Nothing in this Section 9(b) shall be deemed to limit in any manner the restrictions on transfers of Stock contained in this Agreement.
          (c) The Company will not agree to any amendment of the terms of the credit agreement entered into on the Closing Date, or to any corresponding provision in any successor or equivalent debt agreement, that imposes any limits on the Company’s permission thereunder to repurchase stock, or make payments on any note, in each case under Section 6(c) or 7(e) of this Agreement, that are materially more restrictive than such provision under such credit agreement as in effect on the Closing Date if, at or prior to the time of such agreement, restrictions corresponding and proportionate thereto have not also been imposed thereunder on the payment of cash dividends on the Common Stock.
          (d) The Company agrees to use its reasonable best efforts to cause Common Stock held by Management Stockholders to be converted into (or be treated in a similar way to) interests of Hercules Holding (or any other holding company above the Company) in the event that Hercules Holding (or such other holding company) engages in a transaction that would give rise to “tag along rights” under Section 1 of the Sale Participation Agreement or “Piggyback Registration Rights” under Section 10 hereto if the transaction had instead been done by the Company.
          10. “Piggyback” Registration Rights. Effective after the occurrence of the initial Public Offering:

          (a) A Senior Management Stockholder hereby agrees to be bound by all of the terms, conditions and obligations of the piggyback registration rights contained in Section 3 of the Registration Rights Agreement (the “Registration Rights Agreement”) entered into by and among the Company and investors party thereto (the “Piggyback Registration Rights”), as in effect on the date hereof (subject to any amendments thereto to which the Senior Management Stockholder has agreed in writing to be bound), and, if any of the Investors are selling stock, shall have all of the rights and privileges of the Piggyback Registration Rights (including, without limitation, the right to participate in the initial Public Offering and any rights to indemnification and/or contribution from the Company and/or the Investors), in each case as if the Senior Management Stockholder were an original party (other than the Company) to the Registration Rights Agreement, subject to applicable and customary underwriter restrictions; provided, however, that at no time shall the Senior Management Stockholder have any rights to request registration under Section 2 of the Registration Rights Agreement. All Stock purchased or held by the applicable Management Stockholder Entities pursuant to this Agreement shall be deemed to be “Registrable Securities” as defined in the Registration Rights Agreement.
          (b) In the event of a sale of Common Stock by any of the Investors in accordance with the terms of the Registration Rights Agreement, the Company will promptly notify each Senior Management Stockholder or any other Management Stockholder to whom the Board, after consultation with the Chief Executive Officer of the Company, has decided to extend the Piggyback Registration Rights, in writing (a “Piggyback Notice”) of any proposed registration (a “Proposed Registration”), which Piggyback Notice shall include: the principal terms and conditions of the proposed registration, including (A) the number of the shares of Common Stock to be sold, (B) the fraction expressed as a percentage, determined by dividing the number of shares of Common Stock to be sold by the Investors by the total number of shares held by the Investors selling the shares of Common Stock, (C) the proposed per share purchase price (or an estimate thereof), and (D) the proposed date of sale. If within fifteen (15) days of the receipt by the Senior Management Stockholder or Management Stockholder, as the case may be, of such Piggyback Notice, the Company receives from the applicable Management Stockholder Entities of the Senior Management Stockholder or Management Stockholder, as the case may be, a written request (a “Request”) to register shares of Stock held by the applicable Management Stockholder Entities (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Senior Management Stockholder or Management Stockholder, if any, and the Company), shares of Stock will be so registered as provided in this Section 10; provided, however, that for each such registration statement only one Request, which shall be executed by the applicable Management Stockholder Entities, may be submitted for all Registrable Securities held by the applicable Management Stockholder Entities.
          (c) The maximum number of shares of Stock which will be registered pursuant to a Request will be the lowest of (i) the number of shares of Stock then held by the Management Stockholder Entities, including all shares of Stock which the Management Stockholder Entities are then entitled to acquire under an unexercised Option to the extent then exercisable, multiplied by a fraction, the numerator of which is the aggregate number of shares of Stock being sold by the Investors and any affiliated or unaffiliated investment partnerships and investment limited liability companies investing with the Investors and the denominator of which is the aggregate number of shares of Stock owned by the Investors and any investment partnerships and investment limited liability companies investing with the Investors or (ii) the maximum number of shares of Stock which the Company can register in connection with such Request in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata as more fully described in subsection (d) of this Section 10 or (iii) the maximum number of shares which the Senior Management Stockholder (pro rata based upon the aggregate number of shares of Stock the Senior Management Stockholder and all Other Management Stockholders who are Senior Management Stockholders have requested to be registered) is permitted to register under the Piggyback Registration Rights.
          (d) If a Proposed Registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of shares of Stock requested to be included in the Proposed Registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the shares of Stock offered in such Public Offering as contemplated by the Company, then, unless the managing underwriter advises that marketing factors require a different allocation, the Company will include in the Proposed Registration (i) first, 100% of the shares of Stock the Company proposes to sell and (ii) second, to the extent of the number of shares of Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares of Stock which the selling Investors and any affiliated or unaffiliated investment partnerships and investment limited liability companies investing with the selling Investors, the Senior Management Stockholder and all Other Management Stockholders who are Senior Management Stockholders and any other Persons who are entitled to piggyback or incidental registration rights in respect of Stock (together, the “Holders”) have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Stock then held by each such Holder (including upon exercise of all exercisable Options) (provided that any shares thereby allocated to any such Holder that exceed such Holder’s request will be reallocated among the remaining requesting Holders in like manner).
          (e) Upon delivering a Request a Senior Management Stockholder or other Management Stockholder having Piggyback Registration Rights pursuant to clause (b) of this Section 10 will, if requested by the Company, execute and deliver a custody agreement and power of attorney having customary terms and in form and substance reasonably satisfactory to the Company with respect to the shares of Stock to be registered pursuant to this Section 10 (a “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will provide, among other things, that the Senior Management Stockholder or Management Stockholder, as the case may be, will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (to the extent applicable) representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Senior Management Stockholder’s or Management Stockholder’s agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Senior Management Stockholder’s or Management Stockholder’s behalf with respect to the matters specified therein.
          (f) If the number of shares of Stock that the Senior Management Stockholder is permitted to include in a Request pursuant to this Section 10 is limited by the fact that the Options are not exercisable at the time of such Proposed Registration, then at such time as the Options become exercisable (in whole or in part) and at any time thereafter, the Senior Management Stockholder shall be entitled to register for public sale such additional number of shares of Stock as the Senior Management Stockholder or Management Stockholder could have registered at the time of the Proposed Registration.
          (g) Subject to the transfer restrictions set forth in Section 3, upon the occurrence of a sale of Common Stock by the Investors in a Public Offering and at all times thereafter, the Company shall maintain a registration statement on Form S-8 filed with the SEC that covers all shares of Stock that the Management Stockholder could register in a public sale, in order to allow the Management Stockholder to exercise his rights set forth in Section 10(f).
          (h) The Management Stockholder agrees that he will execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section 10, including reasonable and customary lock-up agreements.
          11. Additional Rights of Management Stockholders. Notwithstanding anything herein to the contrary, in the event that the Company receives notice of any event giving rise to any of the tag-along, pre-emptive or piggyback registration rights of Senior Management Stockholders in Sections 5 or 10 hereof or in the Sale Participation Agreement, the Board shall promptly (and in event within such period of time to allow the Management Stockholder to exercise such right, if applicable) after being informed of such notice consult with the Chief Executive Officer of the Company to determine whether and to what extent any such rights shall be granted to the Management Stockholder and the Other Management Stockholders who are not Senior Management Stockholders. Any such grant shall be effective upon, and to the extent set forth in, any applicable resolution passed by the Board, and the Company shall give prompt notice to the Management Stockholder and the Other Management Stockholders of the adoption thereof.
          12. [Reserved].
          13. Rights to Negotiate Repurchase Price. Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing, redeeming or otherwise acquiring for value shares of Stock or Options from the Management Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon in writing between the Parties, whether or not at the time of such purchase, redemption or acquisition circumstances exist which specifically grant the Company the right to purchase, or the Management Stockholder the right to sell, shares of Stock or any Options under the terms of this Agreement; provided that no such purchase, redemption or acquisition shall be consummated, and no agreement with respect to any such purchase, redemption or acquisition shall be entered into, without the prior approval of the Board.
          14. Covenant Regarding 83(b) Election. Except as the Company may otherwise agree in writing, the Management Stockholder hereby covenants and agrees that the Management Stockholder will make an election provided pursuant to Treasury Regulation Section 1.83-2 with respect to the Option Stock acquired on exercise of New Options; and the Management Stockholder further covenants and agrees that he or she will furnish the Company with copies of the forms of election the Management Stockholder files within thirty (30) days after the date hereof, and within thirty (30) days after each exercise of the Management Stockholder’s Options and with evidence that each such election has been filed in a timely manner.

          15. Notice of Change of Beneficiary. Immediately prior to any transfer of Stock to a Management Stockholder’s Trust, the Management Stockholder shall provide the Company with a copy of the instruments creating the Management Stockholder’s Trust and with the identity of the beneficiaries of the Management Stockholder’s Trust. The Management Stockholder shall notify the Company as soon as practicable prior to any change in the identity of any beneficiary of the Management Stockholder’s Trust.
          16. Recapitalizations, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock or the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Stock or the Options by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.
          17. Management Stockholder’s Employment by the Company. Nothing contained in this Agreement or in any other agreement entered into by the Company and the Management Stockholder contemporaneously with the execution of this Agreement (subject to, and except as set forth in, the applicable provisions of any offer letter, letter of employment provided to the Management Stockholder by the Company or any employment agreement entered into by and between the Management Stockholder and the Company or any of its subsidiaries) (i) obligates the Company or any subsidiary of the Company to employ the Management Stockholder in any capacity whatsoever or (ii) prohibits or restricts the Company (or any such subsidiary) from terminating the employment of the Management Stockholder at any time or for any reason whatsoever, with or without Cause, and the Management Stockholder hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder’s employment or continued employment by the Company or any subsidiary of the Company.
          18. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under Section 2(a) or Section 3(a) (other than clauses (iii) or (iv) thereof) hereof, such transferee shall be deemed the Management Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) or Section 3(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement. No provision of this Agreement is intended to or shall confer upon any Person other than the Parties any rights or remedies hereunder or with respect hereto.
          19. Amendment. This Agreement may be amended by the Company at any time upon notice to the Management Stockholder thereof; provided that any amendment (i) that materially disadvantages the Management Stockholder shall not be effective unless and until the Management Stockholder has consented thereto in writing and (ii) that disadvantages a class of stockholders in more than a de minimus way but less than a material way shall require the consent of a majority of the equity interests held by such affected class of stockholders.

          20. Closing. Except as otherwise provided herein, the closing of each purchase and sale of shares of Stock pursuant to this Agreement shall take place at the principal office of the Company on the tenth business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder.
          21. Applicable Law; Jurisdiction; Arbitration; Legal Fees.
          (a) The laws of the State of Delaware applicable to contracts executed and to be performed entirely in such state shall govern the interpretation, validity and performance of the terms of this Agreement.
          (b) In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules by a single independent arbitrator. Such arbitration process shall take place in Nashville, TN. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.
          (c) Notwithstanding the foregoing, the Management Stockholder acknowledges and agrees that the Company, its subsidiaries, the Investors and any of their respective affiliates shall be entitled to injunctive or other relief in order to enforce the covenant not to compete, covenant not to solicit and/or confidentiality covenants as set forth in Section 27(a) of this Agreement.
          (d) In the event of any arbitration or other disputes with regard to this Agreement or any other document or agreement referred to herein, each Party shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator. If the Management Stockholder substantially prevails on any of his or her substantive legal claims, then the Company shall reimburse all legal fees and arbitration fees incurred by the Management Stockholder to arbitrate the dispute.
          22. Assignability of Certain Rights by the Company. The Company shall have the right to assign any or all of its rights or obligations to purchase shares of Stock pursuant to Sections 4, 6 and 7 hereof.
          23. Miscellaneous.
          (a) In this Agreement all references to “dollars” or “$” are to United States dollars and the masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.
          (b) If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.
          24. Withholding. The Company or its subsidiaries shall have the right to deduct from any cash payment made under this Agreement to the applicable Management

Stockholder Entities any federal, state or local income or other taxes required by law to be withheld with respect to such payment.
          25. Notices. All notices and other communications provided for herein shall be in writing. Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:
(a)	If to the Company, to it at the following address:
HCA Inc.
One Park Plaza
Nashville, TN 37203
Attention: General Counsel
Telecopy: (615) 344-1531
with copies to:
Merrill Lynch Global Private Equity
Four World Financial Center, Floor 23
New York, NY 10080
Attention: George A. Bitar
Telecopy: (212) 449-1119
and
Bain Capital Partners, LLC
111 Huntington Avenue
Boston, MA 02199
Attention: Chris Gordon
Telecopy: (617) 516-2010
and
Kohlberg Kravis Roberts & Co. L.P.
2800 Sand Hill Road, Suite 200
Menlo Park, CA 94025
Attention: James C. Momtazee
Telecopy: (650) 233-6584
and
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: David J. Sorkin, Esq.
Telecopy: (212) 455-2502

          (b) If to the Management Stockholder, to the Management Stockholder at the address set forth below under the Management Stockholder’s signature;
or at such other address as either party shall have specified by notice in writing to the other.
          26. Confidential Information; Covenant Not to Compete; Covenant Not to Solicit.
          (a) In consideration of the Company entering into this Agreement with the Management Stockholder, unless otherwise provided in any employment agreement entered into by and between the Management Stockholder and the Company or any of its subsidiaries (in which case the corresponding provisions therein shall control), the Management Stockholder hereby agrees effective as of the date of the Management Stockholder’s commencement of employment with the Company or its subsidiaries, without the Company’s prior written consent, the Management Stockholder shall not, directly or indirectly:
   (i) at any time during or after the Management Stockholder’s employment with the Company or its subsidiaries, disclose any Confidential Information pertaining to the business of the Company or any of its subsidiaries, except when required to perform his or her duties to the Company or one of its subsidiaries, by law or judicial process;
   (ii) at any time during the Management Stockholder’s employment with the Company or its subsidiaries and for a period of two years thereafter, directly or indirectly, act as a proprietor, investor, director, officer, employee, substantial stockholder, consultant, or partner in any business that directly or indirectly competes, at the relevant determination date, with the business of the Company, any Investor or any of their respective affiliates in any geographic area where the Company or its Affiliates manufactures, produces, sells, leases, rents, licenses or otherwise provides products or services,
   (iii) at any time during the Management Stockholder’s employment with the Company or its subsidiaries and for a period of two years thereafter, directly or indirectly (A) solicit customers or clients of the Company, any of its subsidiaries, the Investors or any of their respective affiliates to terminate their relationship with the Company, any of its subsidiaries, the Investors or any of their respective affiliates or otherwise solicit such customers or clients to compete with any business of the Company, any of its subsidiaries, the Investors or any of their respective affiliates or (B) solicit or offer employment to any person who is, or has been at any time during the twelve (12) months immediately preceding the termination of the Management Stockholder’s employment employed by the Company or any of its affiliates;
provided that in each of (ii) and (iii) above, such restrictions shall not apply with respect to any Investor or any of their affiliates that is not engaged in any business that competes, directly or indirectly, with the Company or any of its subsidiaries. If the Management

Stockholder is bound by any other agreement with the Company regarding the use or disclosure of Confidential Information, the provisions of this Agreement shall be read in such a way as to further restrict and not to permit any more extensive use or disclosure of Confidential Information. Notwithstanding the foregoing, for the purposes of Section 26(a)(ii), (x) the term “affiliates” will not include any Investor or their affiliates that are not engaged in business that is competing with the Company, and (y) the Management Stockholder may, directly or indirectly own, solely as an investment, securities of any Person engaged in the business of the Company or its affiliates which are publicly traded on a national or regional stock exchange or quotation system or on the over-the-counter market if the Management Stockholder (I) is not a controlling person of, or a member of a group which controls, such person and (II) does not, directly or indirectly, own 5% or more of any class of securities of such Person.
          (b) Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area. Because the Management Stockholder’s services are unique and because the Management Stockholder has had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).
          (c) In the event that the Management Stockholder breaches any of the provisions of Section 26(a), in addition to all other remedies that may be available to the Company, the Management Stockholder shall be required to pay to the Company any amounts actually paid to him or her by the Company in respect of any repurchase by the Company of any Options or Stock held by such Management Stockholder; provided that with respect to Option Stock, the Management Stockholder shall be required to pay to the Company only such amounts, if any, that the Management Stockholder received in excess of the exercise price paid by the Management Stockholder in acquiring such Option Stock, on a net after-tax basis.
          27. Effectiveness.
          Except for Sections 1, 2(a), 2(f), 2(g), 3, 17, 18, 19, 21, 23 and 25 and this Section 27, which shall become effective as of the execution and delivery of this Agreement by the Parties, this Agreement shall become effective upon the Closing and prior thereto shall be of no force or effect. If the Merger Agreement shall be terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and be of no force or effect.
[Signatures on next page.]

          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

HCA INC.

By:

Name:

Title:

[signature page to Management Stockholder’s Agreement]

MANAGEMENT STOCKHOLDER:

Name:

ADDRESS:

[signature page to Management Stockholder’s Agreement]

Schedule I
PURCHASED STOCK
Number of shares of Purchased Stock:
Base Price:
NEW OPTIONS
Number of shares of Common Stock underlying New Options:
STATUS AS SENIOR MANAGEMENT STOCKHOLDER
☐ Yes ☐ No